EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                              For the Three Months                   For the Six Months
                                               Ended December 31,                     Ended December 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 1998          1997                  1998           1997
                                                -------       -------               -------       -------
Net income                                       $4,685        $2,887                $8,668       $5,725
Weighted average common shares
  outstanding                                    10,219        11,509                11,671       11,671

Basic earnings per common shares                  $0.46         $0.25                 $0.83        $0.49
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    10,219        11,509                11,671       11,671

Unvested shares of Recognition and

Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           922           510                   927          437
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     11,141        12,019                11,298       12,108
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.42         $0.24                 $0.77        $0.47
                                                =======       =======               =======      =======
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